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                                                                   Exhibit 99.1
                                                                   ------------

PolyMedica Industries, Inc.                                               NEWS


PolyMedica Industries, Inc. Acquires Liberty Medical Supply, Inc.


         WOBURN, Mass.--September 5, 1996--PolyMedica Industries, Inc. (AMEX:
PM) today announced that it has completed the terms of its letter of intent and acquired Liberty Medical Supply, Inc., a privately-owned company which distributes testing supplies, medical products, and educational materials to patients with diabetes. The purchase price of approximately $9 million was paid in cash, notes and shares of PolyMedica Common Stock. For the current year, Liberty anticipates profitable revenues in excess of $13 million.

         This press release contains certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially as a result of various factors, including those discussed in the Company's 10-K and 10-Q on file with the Securities and Exchange Commission.

         --30--

         CONTACT:          PolyMedica Industries, Inc.
                           Steven J. Lee,
                           Chairman and Chief Executive Officer
                           617/933-2020
                           or
                           Sitrick And Company,
                           Jeff Lloyd/Jody Martin,
                           310/788-2850
                           Ann George,
                           212/788-2850












11 State Street, Woburn, MA 01801  (617) 933-2020   FAX (617) 933-7992